THE STATE OF TEXAS
                               SECRETARY OF STATE

IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                               7-ELEVEN, INC.
                    FORMERLY:  THE SOUTHLAND CORPORATION
                              CHARTER #179090-00


ARTICLES OF AMENDMENT                        FILE DATE:  APRIL 29, 1999
                                         EFFECTIVE DATE: APRIL 30, 1999


THE STATE OF TEXAS
             (SEAL) IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in the City of Austin, on April 30, 1999.

                                             /s/ Elton Bomer
                                             --------------------------
                                             Elton Bomer
                                             Secretary of State


                                     Tab 1

                                 ARTICLES OF AMENDMENT
                                        TO THE
                       SECOND RESTATED ARTICLES OF INCORPORATION OF
                              THE SOUTHLAND CORPORATION
                                    * * * * *

     Pursuant to the provisions of the Texas Business Corporation Act, THE SOUTHLAND CORPORATION, a corporation organized under the laws of the State of Texas, hereby amends its Second Restated Articles of Incorporation (the "Articles of Incorporation") and for that purpose, submits the following statement:

                              ARTICLE ONE

          The name of the corporation is The Southland Corporation.

                              ARTICLE TWO

          Article One of the Articles of Incorporation is hereby amended and the full text of Article One, as amended, is as follows:

               "The name of the Corporation is "7-Eleven, Inc."

                             ARTICLE THREE

          The amendment to the Articles of Incorporation was adopted by a vote of the shareholders of the corporation on April 28, 1999.

                            ARTICLE FOUR

          The number of shares of the corporation outstanding at the time
of such adoption was   409,961,233;   and the number of shares
                            -----------
entitled to vote thereon was   409,941,168.
                               -----------

          The designation and number of shares of each class or series entitled to vote thereon as a class or series were as follows:

                CLASS OR SERIES     NUMBER OF SHARES OUTSTANDING
                       AND ENTITLED TO VOTE

    None

                            ARTICLE FIVE

          The number of shares voted for such amendment was 349,690,410
                                                            -----------
and the number of shares voted against such amendment was 159,879.
                                                          -------

          The number of shares of each class or series entitled to vote as a class or series voted for or against such amendment as follows:


                  CLASS OR SERIES              NUMBER OF SHARES VOTED
                                               For           Against
                                               ---           -------
                       None

                             ARTICLE SIX

          The effective date of this amendment shall be April 30, 1999.

Dated the 28th day of April, 1999.
          ----        -----
   (to be effective April 30, 1999)

                         THE SOUTHLAND CORPORATION



          By:/s/ Bryan F. Smith, Jr.
             ---------------------------------------------------------
          Name and Title:  Bryan F. Smith, Jr, - Senior Vice President